Exhibit 5.6

ATTORNEYS

Robert E. Konchar

Darrel A. Morf

J. Scott Bogguss

James E. Shipman

Stephen J. Holtman[2]

Iris E. Muchmore

Philip D. Brooks

James A. Gerk

Roger W. Stone

Kevin J. Visser

Randal J. Scholer

William S. Vernon

Eric W. Lam

David W. Kubicek

Matthew J. Brandes

Michael McDonough[9]

James M. Peters

Leonard T. Strand

Mark H. Ogden

Webb L. Wassmer

Mark A. Roberts

Chad M. VonKampen

Gregory G. Williams

Nicolas Abou-Assaly

Allison M. Heffern

Lynn W. Hartman

Kathleen A. Kleiman[1]

Thomas D. Wolle

Paul P. Morf

Philip A. Burian[1]

Christine L. Conover

David J. Zylstra[3,4]

Thomas N. DeBoom

Jason M. Steffens

Matthew J. Adam

Robert S. Hatala

Amanda M. D’Amico

Jacob R. Koller

Jeffrey K. McGinness[1]

Mark J. Herzberger

Brian J. Fagan

Kerry A. Finley[5]

Abbe M. Stensland

Kyle W. Wilcox[6]

Christopher J. Voci[5,7]

Jeffrey A. Stone

Matthew J. Hektoen[1]

Dawn M. Gibson

	Susan H. Willey[8] Carrie L. Thompson Travis J. Schroeder Diana Okoeva* Paul D. Gamez	COUNSEL Larry G. Gutz[2] David A. Hacker Richard G. Hileman, Jr. Lorie Reins-Schweer OF COUNSEL Stephen C. Nelson James R. Snyder	RETIRED William A. Bergman John R. Carpenter REGISTERED PATENT ATTORNEYS Gregory G. Williams Christopher J. Voci[5,7] Carrie L. Thompson

December 9, 2010

VIA UPS OVERNIGHT DELIVERY

Visant Corporation

357 Main Street

Armonk, New York 10504

Re:	Rock Creek Athletics, Inc.

Ladies and Gentlemen:

We have acted as special Iowa counsel to Rock Creek Athletics, Inc. (“Rock Creek”) solely for the purpose of delivering this legal opinion in connection with the Registration Statement on Form S-4 (the “Registration Statement”) filed by Visant Corporation, a Delaware corporation (“Visant”), Rock Creek and certain other “Guarantors” identified in the Registration Statement with the Securities and Exchange Commission (the “Commission”) under the Securities Act of 1933, as amended, relating to the issuance by Visant of $750,000,000 aggregate principal amount of 10.00% Senior Notes due 2017 (the “Exchange Securities”) and the issuance by Rock Creek and the other Guarantors of notations of guarantees with respect to the Exchange Securities. The Exchange Securities and the aforementioned notations of guarantees will be issued under an indenture dated as of September 22, 2010 (the “Indenture”) among Rock Creek, Visant, the other Guarantors and U.S. Bank National Association, as trustee (the “Trustee”). Capitalized terms used but not defined herein shall have the meanings ascribed to such terms in the Indenture.

In our capacity as special counsel to Rock Creek, we have limited our examination to duplicate copies of the following documents: (i) the Indenture; (ii) unexecuted drafts of two unissued Notations of Guarantee made by Rock Creek in the form attached hereto as Exhibit A (collectively, the “Exchange Guarantees”); (iii) that certain Officer’s Certificate of Rock Creek from the Secretary of Rock Creek dated December 9, 2010 (the “Officer’s Certificate”); (iv) those certain Articles of Incorporation of Rock Creek filed on July 22, 1996, as amended on January 28, 2010, certified by the Iowa Secretary of State on November 4, 2010 (the “Certified Articles of Incorporation”); (v) the Bylaws of Rock Creek certified in the Officer’s Certificate (the “Bylaws”); (vi) those certain resolutions adopted by the unanimous consent of the Board of Directors of Rock Creek dated September 7, 2010 authorizing and approving: (a) the execution, delivery and performance by Rock Creek of the Indenture and Exchange Guarantees; and (b) other actions of Rock Creek necessary for the consummation of the transactions contemplated by the Indenture (the “Resolutions”); and (vii) that certain certificate from the Iowa Secretary of State, dated December 8, 2010, evidencing the existence of Rock Creek in the State of Iowa (the “Iowa Certificate of Existence”) (all such documents in (i) through (vii), inclusive, are referred to herein as the “Opinion Documents”).

www.simmonsperrine.com

■ 115 Third Street SE, Suite 1200, Cedar Rapids, Iowa 52401 • Telephone (319) 366-7641 • Fax (319) 366-1917

☐ City Center Square, 1100 - 5th Street, Suite 205, Coralville, Iowa 52241 • Telephone (319) 354-1019 • Fax (319) 354-1760

Also licensed to practice in: 1 Illinois 2 Wisconsin 3 Missouri 4 Kansas 5 New York 6 Minnesota 7 Michigan 8 California 9 Nebraska

* Licensed in New York only

Simmons Perrine Moyer Bergman PLC

December 9, 2010

In our capacity as special counsel to Rock Creek, we have not been requested, nor have we undertaken to review any document other than the Opinion Documents. Without limiting the foregoing, we have not reviewed the Registration Statement or any report or other information filed by Visant, Rock Creek or Visant Holding Corp. or any of their respective direct or indirect subsidiaries with the Commission. Furthermore, we have assumed, with your permission, that no document that we have not reviewed will affect any opinion set forth herein.

In our examination, we have assumed: (i) the accuracy and completeness of the representations and warranties of Rock Creek in the Indenture; (ii) the genuineness of all signatures; (iii) the legal capacity of all natural persons; (iv) the authenticity of all documents submitted to us as certified or photostatic copies and the authenticity of the originals of such latter documents; (v) conformity with originals of all documents submitted to us as copies or telecopies; (vi) the originals of the Exchange Guarantees upon execution and issuance shall be materially the same in all respects as the drafts affixed to this opinion as Exhibit A; and (vii) that, other than those expressly set forth in the Indenture, there are no arrangements, understandings or agreements, either written or oral, among any of the parties relating to any of the Indenture, the Exchange Guarantees or the transactions contemplated thereby. We have not undertaken any independent investigation or verification of any factual matters, including, but not limited to, any matters of fact material to our opinion. As to matters of fact material to our opinion, we have relied exclusively upon and assumed the accuracy of the representations contained in the Officer’s Certificate and the Iowa Certificate of Existence, without undertaking to verify the same by independent investigation. As to the due authorization, execution and delivery opinion contained in paragraphs 2 and 3 of this letter, we have relied solely on our review of the Resolutions, the Certified Articles of Incorporation, the Bylaws, the Iowa Certificate of Existence, the Officer’s Certificate and copies of the Indenture and Exchange Guarantees and have not personally observed the execution or delivery of the Indenture and Exchange Guarantees.

On the basis of the foregoing, and subject to the assumptions, limitations, qualifications and exceptions set forth herein, we are of the opinion that:

1. Based solely upon the Iowa Certificate of Existence and the Certified Articles of Incorporation, Rock Creek was duly incorporated and validly exists as a corporation under the laws of the State of Iowa.

2. The Indenture has been duly authorized, executed and delivered by Rock Creek.

3. The Exchange Guarantees have been duly authorized by Rock Creek.

4. The execution, issuance and performance of the Exchange Guarantees by Rock Creek will not violate, and the execution, delivery and performance of the Indenture by Rock Creek does not violate: (a) the Certified Articles of Incorporation; (b) the Bylaws; or (c) any Iowa statute or any rule or regulation that has been issued pursuant to any Iowa statute; or (d) any order known to us issued pursuant to any Iowa statute by any court or governmental agency or body having jurisdiction over Rock Creek, except that no opinion is expressed with respect to any Iowa securities laws or rules or regulations issued pursuant to any Iowa securities laws.

Simmons Perrine Moyer Bergman PLC

December 9, 2010

The scope of this opinion is subject to the following qualifications, limitations and exceptions, in addition to such other assumptions, qualifications and limitations otherwise set forth in this opinion:

(a) In rendering our opinions, we have not conducted any investigation into the types of business and activities in which Rock Creek engages or the manner in which Rock Creek conducts its business. Accordingly, our opinions with respect to the laws of the State of Iowa are expressly limited to laws of general applicability to business corporations, Without limiting the foregoing, we express no opinion as to the application or requirements of any state or federal securities, patent, trademark, copyright, antitrust, unfair competition, environmental, pension, employee benefit, or tax laws, including the Securities Act of 1933, as amended, the Investment Company Act of 1940, as amended, or the Trust Indenture Act of 1939, as amended, or any rules or regulations adopted under any of the foregoing.

(b) Our opinions are subject to the effects of bankruptcy, insolvency, reorganization, arrangement, moratorium, fraudulent transfer, fraudulent conveyance or similar laws or equitable principles (whether applied in any proceeding at law or in equity) of general application now or hereafter in effect relating to or affecting the rights of creditors. Without limiting the generality of the foregoing, our opinions expressed in paragraphs 2 and 3 are qualified to the extent the execution, delivery and performance by Rock Creek of the Indenture and Exchanges Guarantees may violate Iowa laws governing insolvency, fraudulent conveyance or fraudulent transfer. The term “fraudulent transfer” laws when used in the opinion shall include the Iowa Fraudulent Transfer Act, the Iowa Business Corporation Act and any laws relating to restrictions on the ability of a corporation to declare or pay dividends, to pledge, hypothecate, mortgage or encumber its assets, to reacquire or redeem its securities or make other distributions on or with respect to its capital stock and other similar laws.

(c) This opinion is rendered as of the date hereof and we assume no obligation to revise or supplement this opinion to reflect any facts or circumstances that may hereafter come to our attention or any changes in law that may hereafter occur.

(d) We express no opinion with respect to any provisions in the Indenture relating to waiver of jury trial, choice of law, jurisdiction, venue, indemnification, rights of contribution, waiver of specific types of damages, liquidated damages, releases or limitations of liability, waiver of statutory lien rights, or rights to specific performance.

(e) The opinions expressed herein are limited to the present internal laws of the State of Iowa, and we express no opinion with respect to the laws of any other jurisdiction or the effect thereof on the opinions expressed herein.

(f) For purposes of the opinions and statements expressed herein, the phrase “knowledge” refers only to the knowledge of the attorneys in our firm who have represented Rock Creek without any independent investigation or verification.

This opinion is furnished by us to you at the request of and as special counsel to Rock Creek. No client relationship we have exists between our Firm and you in connection with the Indenture or by virtue of this opinion. This opinion is solely for the benefit of the addressees hereto and may not be relied upon or used by, circulated, quoted or referred to, nor may copies hereof be delivered to, any person other than the addressees and Rock Creek without, in each instance, our prior written approval.

Simmons Perrine Moyer Bergman PLC

December 9, 2010

We hereby consent to the filing of this opinion letter as Exhibit 5.6 to the Registration Statement We further consent to the reliance by Simpson Thacher & Bartlett LLP upon this opinion letter in rendering its opinions to you with respect to the transactions contemplated in the Registration Statement.

Respectfully submitted,

/s/ Simmons Perrine Moyer Bergman PLC

SIMMONS PERRINE MOYER BERGMAN PLC

KAK/rdl

EXHIBIT A

No. E-001

NOTATION OF GUARANTEE

For value received, each Guarantor (which term includes any successor Person under the Indenture) has, jointly and severally, unconditionally guaranteed, to the extent set forth in the Indenture and subject to the provisions in the Indenture dated as of September 22, 2010 (the “Indenture”) among Visant Corporation (the “Company”), the Guarantors party thereto and U.S. Bank National Association, as trustee (the “Trustee”), (a) the due and punctual payment of the principal of (and premium, if any), and interest and Special Interest, if any, on the Notes, whether at maturity, by acceleration, redemption or otherwise, the due and punctual payment of interest on overdue principal of and interest on the Notes, if any, if lawful, and the due and punctual performance of all other obligations of the Company to the Holders or the Trustee all in accordance with the terms of the Indenture and (b) in case of any extension of time of payment or renewal of any Notes or any of such other obligations, that the same will be promptly paid in full when due or performed in accordance with the terms of the extension or renewal, whether at stated maturity, by acceleration or otherwise. The obligations of the Guarantors to the Holders of Notes and to the Trustee pursuant to the Guarantee and the Indenture are expressly set forth in Article 12 of the Indenture and reference is hereby made to the Indenture for the precise terms of the Note Guarantee. Each Holder of a Note, by accepting the same, agrees to and shall be bound by such provisions.

Capitalized terms used but not defined herein have the meanings given to them in the Indenture.

AKI, INC.
DIXON DIRECT LLC
JOSTENS, INC.
MEMORY BOOK ACQUISITION LLC
NEFF HOLDING COMPANY
NEFF MOTIVATION, INC.
PCC EXPRESS, INC.
PHOENIX COLOR CORP.
PHOENIX (MD.) REALTY, LLC
ROCK CREEK ATHLETICS, INC.
THE LEHIGH PRESS LLC
VISUAL SYSTEMS, INC.

By:
Name:
Title:

EXHIBIT A

No. E-002

NOTATION OF GUARANTEE

For value received, each Guarantor (which term includes any successor Person under the Indenture) has, jointly and severally, unconditionally guaranteed, to the extent set forth in the Indenture and subject to the provisions in the Indenture dated as of September 22, 2010 (the “Indenture”) among Visant Corporation (the “Company”), the Guarantors party thereto and U.S. Bank National Association, as trustee (the “Trustee”), (a) the due and punctual payment of the principal of (and premium, if any), and interest and Special Interest, if any, on the Notes, whether at maturity, by acceleration, redemption or otherwise, the due and punctual payment of interest on overdue principal of and interest on the Notes, if any, if lawful, and the due and punctual performance of all other obligations of the Company to the Holders or the Trustee all in accordance with the terms of the Indenture and (b) in case of any extension of time of payment or renewal of any Notes or any of such other obligations, that the same will be promptly paid in full when due or performed in accordance with the terms of the extension or renewal, whether at stated maturity, by acceleration or otherwise. The obligations of the Guarantors to the Holders of Notes and to the Trustee pursuant to the Guarantee and the Indenture are expressly set forth in Article 12 of the Indenture and reference is hereby made to the Indenture for the precise terms of the Note Guarantee. Each Holder of a Note, by accepting the same, agrees to and shall be bound by such provisions.

Capitalized terms used but not defined herein have the meanings given to them in the Indenture.

AKI, INC.
DIXON DIRECT LLC
JOSTENS, INC.
MEMORY BOOK ACQUISITION LLC
NEFF HOLDING COMPANY
NEFF MOTIVATION, INC.
PCC EXPRESS, INC.
PHOENIX COLOR CORP.
PHOENIX (MD.) REALTY, LLC
ROCK CREEK ATHLETICS, INC.
THE LEHIGH PRESS LLC
VISUAL SYSTEMS, INC.

By:
Name:
Title: